EX-99.23.i(ii)

THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
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 HINE
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                                                           December 30, 2004


Fairport Funds
3636 Euclid Avenue, Suite 3000
Cleveland, OH 44115

      Re: Fairport Funds, File Nos. 33-84186 and 811-8774

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 12 to the Fairport Funds' Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 15 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                           Very truly yours,

                                                           /s/ Thompson Hine LLP

                                                           Thompson Hine LLP